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                                                                   EXHIBIT 10.47


                                FISCAL YEAR 2001
                  WESTERN DIGITAL TEAM-BASED INCENTIVE PROGRAM

                                  PURPOSE
                                  ----------------------------------------------

                                  The purpose of this program is to focus
                                  participants on achieving key financial and strategic objectives at the corporate and business group levels that will lead to the creation of value for the Company's shareholders and provide participants the opportunity to earn significant awards, commensurate with performance.

                                  ELIGIBILITY
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                                  Program eligibility is for the Hard Drive
                                  Solutions group of Western Digital and the Corporate employees supporting them who are in, or who are hired into, salary grades 68 and above (or equivalent).

                                  Eligibility may also be granted to employees who have an authorized written agreement that grants them eligibility.

                                  Employees of Western Digital and its domestic subsidiaries who are in salary grades 67 or below (or equivalent) are eligible for awards generated by a secondary bonus pool.

                                  DESCRIPTION OF THE PROGRAM
                                  ----------------------------------------------

                                  The 2001 Team-Based Incentive Program will pay as cash awards to participants for the achievement of predetermined performance goals. Each participant will be assigned a pool or target bonus percentage, which when multiplied by the participant's semi-annual base salary, will determine the pool or target bonus semi-annual payout.

                                  Predetermined performance goals were
                                  established and approved by the Compensation
                                  Committee of the Board of Directors.

                                  The actual performance achieved will determine the percentage used to calculate the award at the end of the program year. The size of the actual award can vary between 0% and 200% of the pool or target award.

                                  In addition, individual and pool awards may be adjusted upward or downward by the Chief Executive Officer from the amount generated by the formula. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee.


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                                 OPERATION OF THE PROGRAM
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Program Period:                  The two semi-annual periods July 1, 2000 to
                                 December 31, 2000 and January 1, 2001 to June 30, 2001.

Award Opportunities:             The award for participants will be expressed as
                                 a percentage of salary, and determined
                                 according to salary grade. In general, the target for this program will be one-half of the annual Bonus target.

Performance Measures:            Performance will be measured at the corporate
                                 and business group levels. Performance measures that will be used in the 2001 Team-Based
                                 Incentive Program are as follows:

                                 o  EBITDA - Earnings Before Income-Taxes
                                    Depreciation and Amortization for the Hard
                                    Drive Solutions business group.

                                 o  Time to Market

                                 o  Time to Volume

                                 o  Time to Quality

Goals and Weighting:             Each team will have goals at the corporate,
                                 business group and/or team level, and each goal will have an assigned weighting.

                                 The percentage of target bonus opportunity earned (before discretionary adjustments) will vary from the target bonus opportunity based on actual performance achieved relative to the performance goals.

                                 ADDITIONAL PROVISIONS
                                 -----------------------------------------------

Award Thresholds:                EBITDA must be at a minimum level for
                                 incentives to be paid under any aspect of the Program.

                                 In addition, each team may have a predetermined thresholds below which no incentives will be paid for that business group.

Total Award Cap:                 Total awards paid under this Program may not
                                 exceed a 200% of target payout as determined by the Compensation Committee. Any award reductions attributable to the preset percentage cap will be made by the Chief
                                 Executive Officer.

Award Adjustment:                Group award levels may be adjusted upward or
                                 downward by the Chief Executive Officer
                                 provided that total awards do not exceed the amounts generated by the 200% preset targeted payout.

                                 After application of the group performance, individual awards may be adjusted upward or downward based on the adjustment table below. Approval from the Chief Executive Officer is required. The Chief Executive Officer's award may be adjusted upward or downward by the Compensation Committee. The adjustments by salary grade level (or equivalent) are as follows:


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                                   Salary Grade        Upward       Downward
                                  (or equivalent)    Adjustment    Adjustment
                                  ---------------    ----------    ----------

                                  All Participants      +100%        -100%

                                 All awards under this program are
                                 discretionary. The amount of the award
                                 including adjustments is determined by Western Digital in its sole discretion. No employee has any contractual right to receive an award pursuant to this program due to his/her employment at Western Digital.

Extraordinary Events:            The Compensation Committee, in its discretion,
                                 may adjust the basis upon which performance is measured to reflect the effect of significant changes that include, but are not limited to, unbudgeted acquisitions/ divestitures, unusual or extraordinary accounting items, or significant, unplanned changes in the economic or regulatory environment.

Termination:                     Participants must be employed by the Company at
                                 the end of the semi-annual period to receive an award. If a participant terminates for reason of retirement, total and permanent disability, or death, the Compensation Committee has the discretion to pay prorated awards based upon the percentage of the period worked.

Partial Year Participation:      The Compensation Committee, in its discretion,
                                 may pay prorated awards to people hired or promoted into eligible positions. In general, awards will be prorated for participants who begin before employment more than 3 months into the period.

Deferred Payout:                 Before the end of the calendar year, the
                                 participant may elect to defer payout of all or part of the award in accordance with Western
                                 Digital's Deferred Compensation Plan. The deferred amount will be credited with a rate as specified in the Western Digital's Deferred
                                 Compensation Plan.

Payout of Award:                 Awards will be paid in cash as soon as possible
                                 following the end of the semi-annual period or according to the participant's deferral election.

Secondary Awards:                Cash awards may be given to employees who do
                                 not generate pool dollars (employees in salary grades 67 or below or equivalent) as long as the overall pool is not exceeded.


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